UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 18, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 18, 2006, regarding its financial results for the periods ended March 31, 2006, including consolidated financial statements for the periods ended March 31, 2006, is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed under this Item 2.02 except for the following information that is furnished but not filed:

The following statements from Page 1:

“up 4 percent when adjusted for currency and the impact of the divested PC business.”

“Excluding the PC revenue, revenues were flat (up 4 percent, adjusting for currency) compared with the first quarter of 2005.”

“(up 6 percent, adjusting for currency and PCs)”

“(up 3 percent, adjusting for currency and PCs)”

“(2 percent, adjusting for currency and PCs)”

“and emerging countries without the PC business”

“and 27 percent”

The following statements from Page 2:

“Hardware revenues without the PC business increased 3 percent (6 percent, adjusting for currency).”

“Excluding the PC business, the first-quarter 2005 gross profit margin was 38.7 percent.”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2006

By:

/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy Vice President and Controller

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Attachment I

IBM REPORTS 2006 FIRST-QUARTER RESULTS

•                  Diluted earnings per share of $1.08 from continuing operations, up 27 percent year to year.

•                  Income from continuing operations of $1.7 billion, up 21 percent from first-quarter 2005.

•                  Total revenues of $20.7 billion, down 10 percent as reported, up 4 percent when adjusting for currency and the impact of the divested PC business.

ARMONK, N.Y., April 18, 2006 . . . IBM today announced first- quarter 2006 diluted earnings per common share of $1.08 from continuing operations, compared with diluted earnings of $.85 per share in the first quarter of 2005, an increase of 27 percent.  First-quarter income from continuing operations was $1.7 billion compared with $1.4 billion in the first quarter of 2005, an increase of 21 percent.  Total revenues for the first quarter of 2006 of $20.7 billion decreased 10 percent (7 percent, adjusting for currency) from the first quarter of 2005, which includes revenue from the divested PC business.  Excluding the PC revenue, revenues were flat (up 4 percent, adjusting for currency) compared with the first quarter of 2005.

Samuel J. Palmisano, IBM chairman and chief executive officer, said:  “IBM had a good quarter with excellent earnings-per-share results.  We continued to improve our profit performance with our strategic focus on higher-value segments of the marketplace, as well as with our emphasis on productivity and global integration.  Our performance underscores the strength of our business model across a balanced portfolio of software, services and hardware, and demonstrates the benefits of the strategic actions we’ve taken in recent years to reposition the company.

“We had very strong results in middleware and continued revenue growth in microelectronics for our 300-millimeter wafer products that serve the major gaming platforms.  Services signings increased, services margins rose for the seventh straight quarter year to year, and IBM again grew in emerging markets.  Our cash position remains strong.  After investing in our business and returning nearly $3 billion to investors, we ended the quarter with a cash balance of more than $12 billion, significantly above a year ago.  Our clients continued to demonstrate that they value IBM’s ability to help them innovate.”

From a geographic perspective, the Americas first-quarter revenues were $9.0 billion, a decrease of 3 percent as reported (up 6 percent, adjusting for currency and PCs) from the 2005 period.  Revenues from Europe/Middle East/Africa were $6.7 billion, down 14 percent (up 3 percent, adjusting for currency and PCs).  Asia-Pacific revenues decreased 21 percent (2 percent, adjusting for currency and PCs) to $4.1 billion.  OEM revenues were $873 million, up 26 percent compared with the 2005 first quarter.

Revenues from Global Services, including maintenance, decreased 1 percent (up 3 percent, adjusting for currency) to $11.6 billion in the first quarter of 2006.  IBM signed services contracts totaling $11.4 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Global Business Services, Integrated Technology Services and Maintenance, of $111 billion.

IBM’s revenues from the emerging growth areas of Business Performance Transformation Services and emerging countries without the PC business increased 24 percent and 27 percent in the first quarter of

2006, respectively.

Hardware revenues decreased 32 percent (31 percent, adjusting for currency) to $4.6 billion in the first-quarter 2006 compared to $6.8 billion in the year-ago period, which includes revenue from the divested PC business.  Hardware revenues without the PC business increased 3 percent (6 percent, adjusting for currency).

Hardware revenues for the Systems and Technology Group totaled $4.4 billion for the quarter, up 3 percent (6 percent, adjusting for currency).  Revenues from the System x server products increased 10 percent compared with the year-ago period.  Revenues from the System p UNIX servers decreased 9 percent and revenues from the System i servers decreased 22 percent.  Revenues from the System z server products decreased 6 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 22 percent.  Revenues from Microelectronics increased 37 percent and revenues from System Storage increased 6 percent.

Revenues from Software were $3.9 billion, an increase of 2 percent (6 percent, adjusting for currency) compared with the first quarter of 2005.  Revenues from IBM’s middleware brands, which include WebSphere, DB2, Tivoli, Lotus and Rational products, were $3.0 billion, up 6 percent versus the first quarter of 2005.  Operating systems revenues decreased 12 percent to $520 million compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 26 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 6 percent.  Revenues from Tivoli software, infrastructure software that enables customers to centrally manage networks and storage, increased 24 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real- time communication and knowledge management, were flat year over year. Revenues from Rational software, integrated tools to improve the processes of software development, decreased 8 percent compared with the year-ago quarter.

Global Financing revenues increased 1 percent (4 percent, adjusting for currency) in the first quarter to $583 million.

The company’s total gross profit margin was 39.1 percent in the 2006 first quarter compared with 36.0 percent in the 2005 period, which includes the divested PC business.  Excluding the PC business, the first-quarter 2005 gross profit margin was 38.7 percent.

Total expense and other income decreased 10 percent to $5.6 billion compared with the prior-year period.  SG&A expense decreased 7 percent principally as a result of the sale of the PC business.  RD&E expense was $1.5 billion, flat compared with the year-ago period. Intellectual property and custom development income increased to $229 million compared with $219 million a year ago.  Other (income) and expense was $246 million of income in the first quarter of 2006, versus $22 million of expense in the same period last year.

IBM’s effective tax rate in the first-quarter 2006 was 30.0 percent, compared with 30.0 percent in the first quarter of 2005.

Share repurchases totaled approximately $2.5 billion in the first quarter.  The weighted-average number of diluted common shares outstanding in the first-quarter 2006 was 1.59 billion compared with 1.66 billion shares in the same period of 2005.  As of March 31, 2006, there were 1.55 billion basic common shares outstanding.

IBM ended the first quarter of 2006 with $12.3 billion of cash on hand.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Debt, including Global Financing, totaled $22.5 billion, compared with $22.6 billion at year-end 2005.  From a management segment view,

the non-global financing debt-to-capitalization ratio was 4.4 percent at the end of March 31, 2006, and Global Financing debt increased $0.6 billion from year-end 2005 to a total of $21.1 billion, resulting in a debt-to-equity ratio of 6.9 to 1.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results:

•                  without PC business,

•                  adjusting for currency.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent Form 8-K.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q06.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (amounts may not total due to rounding)

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31
			Percent
	2006	2005*	Change
REVENUE

Global Services	$11,567	$11,709	-1.2%
Gross profit margin	26.6%	24.3%

Hardware	4,574	6,754	-32.3%
Gross profit margin	31.1%	27.5%

Software	3,907	3,814	2.4%
Gross profit margin	84.2%	83.8%

Global Financing	583	580	0.6%
Gross profit margin	52.9%	54.2%

Other	28	51	-44.2%
Gross profit margin	-48.6%	86.4%

TOTAL REVENUE	20,659	22,908	-9.8%

GROSS PROFIT	8,088	8,254	-2.0%
Gross profit margin	39.1%	36.0%

EXPENSE AND OTHER INCOME

S,G&A	4,602	4,933	-6.7%
Expense to revenue	22.3%	21.5%

R,D&E	1,456	1,459	-0.3%
Expense to revenue	7.0%	6.4%

Intellectual property and custom development income	(229)	(219)	4.8%
Other (income) and expense	(246)	22	nm
Interest expense	66	49	36.3%

TOTAL EXPENSE AND OTHER INCOME	5,648	6,244	-9.5%
Expense to revenue	27.3%	27.3%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,440	2,010	21.4%
Pre-tax margin	11.8%	8.8%

Provision for income taxes	732	603	21.4%
Effective tax rate	30.0%	30.0%

INCOME FROM CONTINUING OPERATIONS	1,708	1,407	21.4%
Net margin	8.3%	6.1%

DISCONTINUED OPERATIONS
Loss from discontinued operations	0	5

NET INCOME	$1,708	$1,402	21.9%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:
ASSUMING DILUTION
CONTINUING OPERATIONS	$1.08	$0.85	27.1%

DISCONTINUED OPERATIONS	0.00	0.00
TOTAL	$1.08	$0.84	28.6%
BASIC
CONTINUING OPERATIONS	$1.09	$0.86	26.7%

DISCONTINUED OPERATIONS	0.00	0.00
TOTAL	$1.09	$0.86	26.7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,587.2	1,660.6
BASIC	1,564.5	1,628.7

nm - not meaningful

* Reclassified to conform with 2006 presentation; prior year Enterprise Investments reclassified to various segments.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31,	December 31,	Percent
(Dollars in millions)	2006	2005	Change

ASSETS

Cash, cash equivalents, and marketable securities	$12,302	$13,686	-10.1%

Receivables - net, inventories, prepaid expenses	29,281	31,975	-8.4%

Plant, rental machines, and other property - net	13,712	13,756	-0.3%

Investments and other assets	46,945	46,331	1.3%

TOTAL ASSETS	$102,240	$105,748	-3.3%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$7,160	$7,216	-0.8%
Long-term debt	15,325	15,425	-0.6%
Total debt	22,485	22,641	-0.7%

Accounts payable, taxes, and accruals	26,108	27,936	-6.5%

Other liabilities	21,170	22,073	-4.1%
TOTAL LIABILITIES	69,763	72,650	-4.0%

STOCKHOLDERS’ EQUITY	32,477	33,098	-1.9%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$102,240	$105,748	-3.3%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST QUARTER 2006
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$7,719	$451	$8,171	$844	10.3%
% change	-1.3%	-21.4%	-2.7%	27.9%

Global Business Services	3,848	336	4,184	356	8.5%
% change	-1.0%	4.1%	-0.6%	122.6%

Systems and Technology Group	4,419	280	4,699	(18)	-0.4%
% change	3.0%	16.1%	3.7%	nm

Software	3,907	514	4,421	1,021	23.1%
% change	2.4%	10.9%	3.3%	26.9%

Global Financing	582	364	946	414	43.8%
% change	0.4%	-18.8%	-8.0%	5.9%

Personal Computing Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	20,475	1,946	22,421	2,616	11.7%
% change	-9.8%	-6.3%	-9.5%	28.3%

Eliminations / Other	184	(1,946)	(1,762)	(177)

TOTAL IBM CONSOLIDATED	$20,659	$0	$20,659	$2,440	11.8%
% change	-9.8%		-9.8%	21.4%

nm - not meaningful

	FIRST QUARTER 2005*
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Technology Services	$7,822	$574	$8,396	$660	7.9%

Global Business Services	3,887	323	4,210	160	3.8%

Systems and Technology Group	4,289	241	4,530	40	0.9%

Software	3,814	463	4,277	805	18.8%

Global Financing	579	449	1,028	391	38.0%

Personal Computing Division	2,319	26	2,345	(16)	-0.7%

TOTAL REPORTABLE SEGMENTS	22,710	2,076	24,786	2,040	8.2%

Eliminations / Other	198	(2,076)	(1,878)	(30)

TOTAL IBM CONSOLIDATED	$22,908	$0	$22,908	$2,010	8.8%

* The company made changes to its management system effective as of the first quarter of 2006, including the separation of the Global Services segment into two new reportable segments: Global Technology Services and Global Business Services, as well as the reclassification of Enterprise Investments to other reportable segments.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com